Exhibit 10.132

FIRST AMENDMENT TO THE
CONVERTIBLE PROMISSORY NOTE AND

WARRANT PURCHASE AGREEMENT

This First Amendment to the Convertible Promissory Note and Warrant Purchase Agreement (“Agreement”), dated as of July 9, 2014, between VG Life Sciences Inc. (the “Company”) and DW Odell Company, LLC (“Investor”) is made and entered effective as of the August 14, 2014.

WITNESSETH:

WHEREAS, the Company and Investor deem it necessary to remove reference to 50,000 shares of Series B Preferred Shares and a related section; and

WHEREAS, the parties hereto deem it necessary and desirable to amend the Agreement pursuant to the terms of Section 1.1(c) and Section 4.3(iii-v) of the Agreement; and

WHEREAS, the Company and Investor have decided to amend the Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the agreements contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree to amend the Agreement as follows:

1. The last sentence of Section 1.1(c) is to be removed in its entirety to read:

(c) it will not be prepayable by VGLS. Notwithstanding the foregoing, the Investor may convert all or any portion of the Notes, solely at the option of the Investor, except that the lock up restrictions remain in effect. The maturity date for all notes shall be July 9, 2016.

2. Subsections 4.3 (iii), 4.3 (iv), and 4.3 (v) are to be removed in their entirety to read:

4.3 Board Actions. The Company shall have delivered to the Investor resolutions duly adopted by the Company's Board of Directors and, to the extent required by applicable law or by the Company's Articles of Incorporation, the Company's Shareholders, and certified by the Secretary of the Company (i) approving and authorizing the Company's execution and delivery of this Agreement, the Notes and the Warrants, and the Company's performance thereunder, and (ii) authorizing the reservation of a sufficient number of shares of the Company's Common Stock to permit the conversion of the Notes and to permit the exercise of the Warrants.

Acknowledged and agreed:

VG Life Sciences Inc.

/s/ Haig Keledjian

By: Haig Keledjian

Title: Chairman

DW Odell Company, LLC

/s/ David Odell

By: David Odell

Title: Managing Member